Form C

Cover Page

Name of issuer:

Meow Wolf, Inc.

Legal status of issuer:

Form: Other

Other (specify): Public Benefit Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/28/2016

Physical address of issuer:

1352 Rufina Cir
Santa Fe NM 87507

Website of issuer:

https://meowwolf.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☑ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

4,023

Price:

$40.00000

Method for determining price:

See Q21. Note: The first 8,045 shares are offered at $24.86/share and the remainder are offered at $40/share.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

7/24/2017

Meow Wolf, Inc.'s campaign ended on 7/24/2017. The deadline date of the XML cover page is set to today to work around an EDGAR limitation.

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$3,160,965.00	$1,906,959.00
Cash & Cash Equivalents:	$72,166.00	$50,258.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$144,560.00	$103,274.00
Long-term Debt:	$2,772,526.00	$1,940,744.00
Revenues/Sales:	$5,517,309.00	$220,473.00
Cost of Goods Sold:	$401,305.00	$23,065.00
Taxes Paid:	$0.00	$0.00
Net Income:	$39,344.00	($255,035.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Meow Wolf, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Peter Zandan	Global Vice Chairman	Hill and Knowlton Strategies	2017
Stewart Alsop	Venture Investor	Alsop Louie Partners	2017
Vince Kadlubek	President & CEO	Meow Wolf	2017
Sean Di Ianni	COO	Meow Wolf	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Caity Kennedy	Chief Artistic Officer	2017
Vince Kadlubek	President	2017
Vince Kadlubek	CEO	2017
Matt King	Chief Installation Officer	2017
Sean Di Ianni	Secretary	2017
Sean Di Ianni	Chief Operating Officer	2017
Corvas K. Brinkerhoff	CTO	2017
Emily Montoya	Chief Design Officer	2017
Andrew Tulchin	CFO	2017
Andrew Tulchin	Treasurer	2017
Damian Taggart	Chief Business Development Officer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Insufficient Capital. The Company's capital is limited. Unless a substantial amount is raised in the Offering, the Company may be unable to establish the Studio (as defined in Question 9 below) and carry out its business plan according to the timeline detailed herein. The Company may also be unable to establish the Studio and carry out its business plan as a result of cost overruns, construction delays or other unforeseen circumstances. If such circumstances occur, there can be no assurance that other funds will be available or available on acceptable terms for the establishment of the Studio and the other expenses that will be incurred in carrying out the business plan.
>
> Dilution. To carry out its business plan, the Company will likely need to raise capital in the future in addition to the offering. Such additional capital may be raised through the sale of securities with a price less than, and rights superior to, those offered to the investors in the offering. The Company also plans to convert certain debt of the Company into capital stock, which conversion may be at a conversion price per share less than the price per share in the offering. The investors in the offering will not have any preemptive rights to invest in future securities offerings of the Company. As a result, the Shares may be diluted, perhaps substantially, by other investments in the Company.
>
> Superior Securities. The Company incurred $3.6 million in debt to purchase the building that will house the Studio. That debt is secured by the building and the real property on which the building sits. While the Company expects the debt to be refinanced by more conventional financing in or before the fourth quarter of 2017, the debt was not borrowed from a conventional commercial lender and bears a high interest rate. The Company has also issued preferred stock, which will carry an accrued dividend of 7% per annum and is subject to redemption at the option of the holder in certain circumstances. The Company is authorized to offer up to $10 million of such preferred stock. $1 million has been invested in preferred stock to date. The debt and the preferred stock may constitute a drain on the Company's available cash, and must be paid before any payment is made on the shares in a liquidation of the Company.

Benefit Corporation. The Company is organized as a public benefit corporation. Unlike a corporation that is not a public benefit corporation, whose purpose is to maximize shareholder value, a public benefit corporation's purpose includes societal benefit, which may conflict with maximization of shareholder value.

Reliance on Management Team. The Company is dependent upon the efforts of the
members of its management team, none of whom has a contract with the Company. The Company does not carry "key man" insurance on any member of the management team or similar protections, although it is planned for the CEO and COO. If the services of those members cease to be available to the Company, or become available to competitors, this could have a material adverse effect on the business, financial results and prospects of the Company. Employees, officers and directors of the Company are a group of highly qualified professionals and are integral to the success of the Company. The Company's ability to attract and retain qualified, motivated and talented staff contributes to the Company's success and failure to recruit and retain such persons might have a material adverse effect on the performance of the Company. The members of the management team
have limited operating experience in a project of this size, such as the creation of the Studio and the balance of the Company's business plan. Vince Kadlubek, the Company's Chief Executive Officer, was arrested for shoplifting in 2012, pleaded no contest to a misdemeanor charge and paid a fine.

Potential Conflicts of Interest. Prospective investors should be aware that there may be occasions when the Company, its principals and their affiliates will encounter potential conflicts of interest in connection with the Company's activities. There may be, for example, a conflict between the interest of the principals to maximize their income from salary and similar payments from the Company and the interest of stockholders of the Company in maximizing the value of their shares.

Competitive Marketplace; Industry Risks. The Company operates in a single industry and, currently, in a single geographic market. An investment in the Company is therefore an undiversified investment with a high concentration of risk. The business of providing immersive experiences of the type contemplated by the Company is highly competitive. The Company will be competing for market share in that field against other providers, some of whom are more established and better financed than the Company. The market for such experiences is also subject to being negatively impacted by general economic trends, downturns at times of heightened terrorism concerns, and competition from the emergence of new forms of entertainment.

Lack of Significant Operating History. The Company has little operating history. The operating history of the Prior Company is limited to a short period. As a result, potential investors may find it difficult to evaluate likely performance.

No Assurance of Profit or Distributions; Long-Term Investment. There can be no assurance that the investments of the Company will be profitable or that any dividends or other distributions will be paid to the investors. An investment in the Company is a long-term commitment and there is no assurance of any distribution to the investors prior to or upon liquidation of the Company.

Illiquidity. No market in the Company's stock is expected to develop. In light of the fact that the Company's common stock is not tradable, an investment in the Company will be an illiquid investment. Investments in the Company's common stock should therefore be considered only by investors financially able to maintain their investment for an extended period of time and who can afford a loss of all or a substantial part of their investment. An investment in the Company's common stock is a long-term commitment, and there is no assurance of any distribution to the investors. The Company has no current plans to be acquired or to sell its securities in a public offering. The Company's common stock has not been registered under federal or state securities laws and is subject to restrictions on transfer contained in such laws.

Unequal Dissemination of Information. In the normal course of business, it is anticipated that the Company's management team conduct meetings, provide reports or otherwise share information with investors and potential investors with varying degrees of frequency and specificity or at various points in time. As a result, certain investors may receive a greater depth of information than others regarding the Company's activities.

Power of Attorney. If an investor holds fewer than 1000 shares of the Company's common stock (on an as-converted to common stock basis), the Company's CEO will hold an irrevocable proxy and power of attorney to vote the holder's stock in the manner voted by a majority of the holders of the Company's common stock.

Redemption. If an investor holds fewer than 1000 shares of the Company's common stock, the Company may, at any time and from time to time, redeem any or all of the investors' shares of common stock at a price per share equal to the fair market value thereof as determined in good faith by the Company's board of directors.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

Proceeds from the sale of the shares will be used to finance a creative studio (the "Studio") as a first step towards establishing an exhibition in another city. The Company may use the proceeds for any corporate purpose of the Company, including operations, and to pay the legal, accounting and other costs of the offering. The Company is targeting an aggregate capital raise of $1,070,000 in the Regulation Crowdfunding offering. If that target is achieved, the Company expects to use the proceeds of the offering as indicated in Question 10.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	The Company will allocate $100,000 to costs associated with building the Studio, as a first step towards establishing an exhibition in another city.

If we raise: **$1,070,000**

Use of Proceeds: The Company will allocate $1,070,000 to costs associated with building the Studio, as a first step towards establishing an exhibition in another city.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any

cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investor's "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Securities Offered
Common Stock

Share price

$24.86 for investors who invest the first $200,000 of funds in this offering.

$40 for investors who invest after the first $200,000 in this offering has been met.

Other Terms
See "Redemption" in Question 8 for a description of how securities may be redeemed.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: See "Power of Attorney" in Question 8
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may be modified by amendment of the Company's certificate of incorporation, which would require the vote of the holders of a majority of the Company's common stock.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Other			
	11,000,000	1,290,800	Yes
Preferred	1,000,000	100,000	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	27,912
Options:	250,000

Describe any other rights:

The debt described in Question 24.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

N/A

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The holders of the Company's preferred stock have the right to an annual accruing dividend of 7% of the amount invested and to a preferential distribution of the amount invested before any distribution with respect to the Company's commons tock upon liqudation of the Company. The holders of the Company's preferred stock also have the right, under certain circumstances, to require that their preferred stock be redeemed at an investment price equal to the amount invested plus accrued and unpaid dividends.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

N/A

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, $24.86 has been determined by our board of directors. Among the factors we have considered in determining the $24.86 are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

As of April 30th 2017, the Company owes $170,000 to Century Bank, at 5% interest, with a maturity date in 2021. Monthly payments are $3800.

As of April 30th 2017, the Company has under $35,000 in equipment leases, paying $1000 per month until 2018.

As of April 30th 2017, the Company makes annual payments, when its operations in Santa Fe are profitable, of $150,000 through 2023 to meet an installation liability.

In 2015 and 2016, the Company sold a number of Loan Participitation Units ("LPU's") to accredited investors for the purpose of raising additional operating capital. The LPU's consist of three classes, each with different interest and participation characteristics:

All principal and simple interest payments to be made based on 5 annual payments commencing on the first anniversary of the Repayment Commencement Date (defined below).

• Class A units to carry 12% interest with no revenue participation.

• Class B units to carry 5% interest with a revenue participation up to 50% of initial investment.

• Class C units to carry 0% interest with a revenue participation up to 150% of initial investment.

As of December 31, 2016, the LPU's had balances of $226,946 for Class A units, $503,092 for Class B units, and $375,000 for Class C units respectively, while the general loans were recorded at $414,792.

As of April 30th 2017, the aggregate principal amount of Class A, B, and C units was $881,480.

Additionally, the Company has general loans with current balance of $290,000 with an annum simple interest rate of 7%, annual installment payments due on September 30 for the years 2017, 2018, and 2019 respectively, and the final payment plus accrued interest and unpaid principal due on September 30, 2020.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2017	Regulation D, Rule 506(b)	Common stock	$4,000,000	General operations
6/2017	Regulation D, Rule 506(b)	Preferred stock	$3,500,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Summary

Meow Wolf, Inc., a Delaware public benefit corporation (the "Company"), has been formed for the purposes of providing immersive, colorful, magical, and unique out-of-home experiences. The Company is successor by merger of VCMSE Art City, LLC d/b/a Meow Wolf (the "Prior Company"). The Prior Company created the "House of Eternal Return," an immersive experience in Santa Fe, New Mexico that welcomed 400,000 visits in its 12 months of operation starting March 17, 2016.

The Company is creating follow-up immersive experiences in major U.S. cities, the first of which is estimated to open in 2019.

To begin development of that follow-up, the Company is building a full-time creative studio operating out of a fully-functioning manufacturing facility in Santa Fe, New Mexico (collectively, the "Studio"). To finance the creation of the Studio, the Company is offering to enter into subscription agreements for common stock with up to 450 unaccredited investors in a crowdfunding offering (this "Offering").

The Company

The Company is a Delaware public benefit corporation. It was created for the purpose of providing living wages to artists, bringing them together to work collaboratively to create new and exciting interactive art experiences that offers affordable entertainment and family appreciation for the arts. These exhibits will provide development in communities to foster new economies that embrace artists and the public.

Milestones

Since March 17, 2016:

- ~$7 million revenue in 1st year (2nd year on pace to be +15%)

- 400,000+ visitors in first year

- 3,000,000+ website visits in first year

- 190,000+ Facebook likes; 50,000+ Instagram followers

- 1700 online reviews, 90% 5-Star. Check out our TripAdvisor.

- Notable creative partners include George RR Martin, author of Game of Thrones, and Jared Tarbell, co-founder of Etsy.

- $6 million raised in 2017 year-to-date from accredited investors

Historical Results of Operations
Our company has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $5,517,309 compared to the year ended December 31, 2015, when the Company had revenues of $220,473. Our gross margin was 92.73% in fiscal year 2016, compared to 89.54% in 2015.
- *Assets.* As of December 31, 2016, the Company had total assets of $3,160,965, including $302,399 in current assets. As of December 31, 2015, the Company had $1,906,959 in total assets, including $192,400 in current assets.
- *Net Income.* The Company has had net income of $39,344 and net losses of $255,035 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- The Company has had long and short-term debt totaling $2,772,526 and $144,560 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

Liquidity & Capital Resources
To-date, the company has been financed with $6,000,000 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses
As of April 30th, 2017, the Company had $3,564,199.62 of cash in the bank.

From February 1 2017 to April 30th 2017, our gross profit averaged $599,392 per month, our expenses averaged $833,849 per month, and our net loss averaged $258,047 per month.

Special Note Regarding Forward-Looking Statements.
All statements other than statements of historical facts contained in this Form C, including statements regarding the Company's future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate,""continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Investment Considerations and Risk Factors" and elsewhere in this Form C.

Other sections of this From C may include additional factors that could adversely affect the Company's business and financial performance. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for the Company to predict all risk factors, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The Company undertakes no obligation to update or revise any forward-looking statements. Prospective investors should not rely upon forward-looking statements as predictions of future events or performance. The Company cannot assure that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

> i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
>
> ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://meowwolf.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

CLOSING
Invest until 11pm EDT on Jul 24

INVEST IN MEOW WOLF

The Most Exciting New Experience in the World of Art and Themed Entertainment.

“We create immersive, colorful, magical, and unique worlds for audiences to explore. Imagine a combination of interactive art exhibition, playground, mystery novel, and escape room. In 2016, we opened our first permanent experience in Santa Fe New Mexico - The House of Eternal Return- which attracted over 400,000 visitors and $7 million in revenues in our first year. We're now building a full-time creative studio headquartered in Santa Fe to prepare for expansion into major markets.

Vince Kadlubek
CEO, MEOW WOLF


FOLLOW US FOR UPDATES
2 UPDATES 182 FOLLOWERS
SHARE
TWEET
752
investors
$1,070,000+
raised of $100K-$1.07M goal
$1,000 n
INVEST
by Wefunder Portal LLC

Priced Round
$62.3M pre-money valuation | **$40.00**/share
If you invest, you are happy with the current valuation of the company and want to be a shareholder as the company moves into the next phases of its business.

EARLY BIRD BONUS: $24.86/share
Investors who fund the first $200,000 of this fundraise will invest at a $38.2M pre-money valuation. After the first $200,000 investors will invest at a $40/share and a $62.3M pre-money valuation.

Thank you to all! SEC regulations limit us to 480 unaccredited investors.
WE CAN NO LONGER ACCEPT UNACCREDITED INVESTORS.

INVESTOR PERKS

$1,000+	4 tickets to Meow Wolf, good at any current or future location ($1,000-$2,499)
$2,500+	An individual annual pass good at all locations for 1 year ($2,500-$4,999)
$5,000+	Annual family pass good at all locations for 1 year ($5,000-$9,999)
$10,000+	Signed Meow Wolf artwork, as chosen by investor ($10,000-$24,999)
$25,000+	VIP Invitation and 4 tickets to the grand opening gala at a future location ($25,000-$49,999)
$50,000+	Lifetime Pass good for all events and exhibitions at all locations ($50,000-$99,999)
$100,000+	2 Tickets to the premiere of the Meow Wolf Documentary Film

OUR AMBITION

Within a decade, Meow Wolf will become one of the leading creative brands in the world, one of the largest worldwide employers of artists, a multi-billion dollar company, and competing with themed entertainment and creative brands like Disney, Universal, and Marvel. Our immersive experiences will be the backbone of this growth, but will ultimately be leveraged to expand into key additional areas including traveling exhibitions, a media and entertainment studio, and worldwide merchandising.

KEY FACTS

- ~$7 million revenue in first 12 months (2nd year on pace to be +15%)
- 500,000+ visits since opening March, 2016.
- 3,000,000+ website visits in our first 12 months.
- 190,000+ Facebook likes; 50,000+ Instagram followers.
- 1,700 online reviews, 90% 5-Star. Check out our TripAdvisor.
- Notable creative partners include George RR Martin, author of Game of Thrones, and Jared Tarbell, co-founder of Etsy.
- $8 million+ raised as of July, 2017 from accredited investors.

DOCUMENTS

Video Transcripts

https://meowwolf.com from Santa Fe NM

EVENTS ART FAMILY TRAVEL & TOURISM ADVENTURE PBC & B CORPS ENTERTAINMENT

WHY I LIKE MEOW WOLF

They explained this vision of a Victorian house, unmoored in time and space with a haunted forest and a magical cave system, and portals to other worlds. And of course, it pushed all my buttons. I love that kind of stuff.



George R.R. Martin

INVESTED IN MEOW WOLF, AUTHOR OF GAME OF THRONES

THE BUZZ ABOUT MEOW WOLF

> *The House That Art, Fantasy and Mystery Built*
>
> **New York Times**

> *The 22,000-square-foot installation is a haunted house without the monsters, an amusement park without the rides, an acid trip without the drugs... Vince Kadlubek, Meow Wolf's 34-year-old CEO, radiates the entrepreneurial savvy of Tim Ferriss and the monomaniacal intensity of Captain Ahab. As the collective's chief fund raiser and spokesperson, he is superhumanly busy. At 9 a.m. on a Tuesday, he had not yet slept.*
>
> **Travel and Leisure**

VIEW ALL PRESS

THE HOUSE OF ETERNAL RETURN

Our first location opened up in Santa Fe in 2016. The Meow Wolf Art Complex is home to a music venue and bar, a children's learning center, and Meow Wolf's first permanent installation: House Of Eternal Return--an immersive art and entertainment experience that transports audiences of all ages into
fantastic realms of exploratory storytelling. Guests discover a combination of mystery house, children's museum, quantum physics, jungle gym, magic and mesmerizing art exhibit.

















THE ORIGINS OF MEOW WOLF - A MINI DOCUMENTARY



OUR STATS

400,000 +	Visits to Sante Fe Location in 12 months
65 Million +	Social Media Impressions
$18	Average Spent per Visit
1.8 Million +	Engagements on Social Media
3 Million +	Web Site Visitors
$7 Million	Revenues in 12 months

OUR PITCH DECK FOR A PROPOSED NEXT MAJOR MARKET LOCATION


"The House That Art, Fantasy and Mystery Built"
- NEW YORK TIMES
In 2016, Meow Wolf opened its first permanent immersive experience, The House of Eternal Return, in Santa Fe welcoming over 400k visitors in its first year.
Confidential - Not for Distribution

MEET THE FOUNDERS

Meow Wolf's core team delivers a balance of artistic credibility, company culture, operational detail, business development focus, ambitious vision, and fiscal responsibility.



Vince Kadlubek

CEO

Director for all major Meow Wolf projects since 2010, focusing on development, PR/marketing, outreach, and general administrative tasks.



Sean Di Ianni

COO

Sean leads construction of the exhibition and oversees administration including daily operations, staffing, and strategic planning.

AND THE REST OF THE TEAM



Drew Tulchin
CFO



Damian Taggart
Chief Business Development Officer



Corvas Brinkerhoff
Chief Technology Officer



Caity Kennedy
Chief Artistic Officer



Matt King
Chief Installation Officer



Emily Montoya
Chief Design Officer



Chris Scharrer

RAISED $8,570,000 FROM 758+ INVESTORS

$4,000,000	$3,500,000	$1,070,000
March 2017	June 2017	In Progress
PRICED ROUND	PRICED ROUND	



George RR Martin
Author of Game of Thrones



Stewart Alsop
Partner at Alsop Louie Partners



Ellen Kemper



Stephen R. Loftus-Mercer
Austin, TX software engineer, writer, and hobby-level artist. Project lead for Scare For A Cure.



D'lisa Shayn Khademi
Salon owner and Master Aesthetician in Phoenix. Working on my retirement plan, I want to be done with work at age 55!



Cameron Price

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What is Meow Wolf? ^

Meow Wolf is an art collective that has evolved into a Delaware registered B Corporation with offices in Santa Fe, New Mexico, where we started. We create immersive storytelling experiences that appeal to all ages. It's like walking inside of a science-fiction novel. Imagine an explorable combination of art exhibition, playground, mystery novel, interactive art place, and fun community center. We are part of a larger movement called themed entertainment, experience economy, or interactive arts. Someone comes and pays for a ticket to go into this world we create. We try to stay affordable, so it costs a family about what it would if they went out for a movie.

Our location in Santa Fe, New Mexico, is a converted bowling alley that had been abandoned for 10 years. Guests go through a door and suddenly they're in another universe. They get to do whatever they want, explore or hangout or whatever. Everything is interactive. The experience is largely communal and social, tactile and magical. We also have a venue within the exhibition for special events like concerts and theatrical performances.

Though immersive storytelling experiences are the backbone of our company, Meow Wolf also creates products, animations, films, documentaries, and theatrical experiences.

How does the experience change or move? ^

Every year, Meow Wolf adds new immersive experiences, theatrical overlays, and digital interactivity to the exhibit. In 2017, Meow Wolf increased visitorship by 10% through the additions of new, low-cost exhibits.

How did Meow Wolf get started? ^

Meow Wolf started as an art collective in 2008. A lot of young people in Santa Fe decided we wanted to have a venue for expression, hanging art and hosting music events. We formed the collective, pooled our money, and started doing our own shows. At first it was a lot of materials we pulled out of the dumpster, and over the years we just got better and better and building these worlds.

In 2011, we had a really successful partnership with a local museum in Santa Fe, the Center for Contemporary Arts. We created something called the "The Due Return", which was a giant Spanish galleon ship that could travel through space and time. That was a blow-out success. We had 25,000 people in the summer come visit us. It was a true "ah-ha" moment, seeing that people could create collaborative, works of art that were collectively owned and that gave people a shared experience.

That led to launching the company Meow Wolf in 2014 when we started The House of Eternal Return. Meow Wolf began as a New Mexico LLC, we opened our doors in March of 2016 and soon after converted into a Delaware registered B Corporation. We wanted to have a national corporate entity like what Delaware is known for and embrace the idea of a triple bottom line with social, community, and environmental benefits. Not just maximizing profits.

Do People Come Back to Meow Wolf Multiple Times? ^

Some people visit our experience once and feel satiated. We estimate that we have 200 hours of programmable activity, so if someone really wanted to find every nook and cranny of what we had to offer, they would come back time and time again. Many people end up coming back multiple times, especially families with young kids. We also find that a lot of residents here in Santa Fe will make a return visit to Meow Wolf when they have friends or guests in town. During the first year, 70% of the 400,000 people who visited were from New Mexico. We're finding that as word gets out, we're getting more and more tourists.

Meow Wolf is the number one family-friendly tourist activity in New Mexico. We're the number one Instagram site in New Mexico, and we're starting to get more attention in national press like The New York Times and Los Angeles Times, plus online travel sites.

As a B Corp, what is that bottom line? What are you looking to support outside of growing Meow Wolf?

It's really valuable for us to provide living wages to our employees and treat our people right. Artists often have to take the lowest compensation for their work. And, in America, artistry isn't always as valued as other industries or other careers. Artists often work for very low flat rates, with no job security, and without benefits. We want to actively shift this reality.

We also want to provide affordable creative experiences for the general public that may not always feel welcome in a gallery or museum setting. We believe that the general public lacks positive, creative, engaging, imaginative experiences in the world and our product can change that.

We value creating community spaces that are going to be about people and not just exclusive enterprises. If we build a really cool looking museum that no one attended, that wouldn't be very valuable. So let's create a community space with free family arts education spaces, and food trucks that people want to hang out at to weave a deeper community fabric.

What would it take for you to replicate this experience in other locations?

We are looking at expanding to Denver, Austin, and other cities, and we want to do this through true community engagement. The only way to create a Meow Wolf in another city would be to do so with local creatives directly galvanized by and participating in the project.

Expanding into larger markets will initially need a large piece of property to house the exhibit. After a property is secured, a significant fundraising effort will begin. In two years time, a Meow Wolf in a major market will open its doors.

The crowdfunding equity raise is an integral part of that next step. This crowdfunding effort will close out our current equity round, getting us that much closer to launching into the next phase. The funds will allow us to hit major milestones, including financing business development and legal costs as we start to build relationships in Denver and Austin, secure a building, and begin hiring artists in other cities.

How big is your artistic team?

Meow Wolf Inc., the parent company, employs over 100 artists and creatives of various disciplines. The team consists of painters, sculptors, computer programmers, sound designers, videographers, writers, architects, and engineers.

What possible future challenges worry you the most?

This is an entrepreneurial venture. We're growing very fast, and we need to integrate new artists and share our mission and organizational culture, which has been very strong up to today. We have to be able to identify future capital in a timely fashion so that we can keep going at a rapid rate because we have an aggressive timeline. We're going to have to use this equity and leverage that with more debt to be able to have enough money to really get the doors open. This crowdfunding, possibly $2 million or more if people really participate, is part of a foundation that we will leverage to build a strong footing for us to build upon.

There's plenty of things that are scary about this, but it's exciting too, and the media and the customers are really behind up. We've gotten so many four and five star reviews on social media. We're consistently getting more and more page views and social media responses. The fact that people like us is heartening and inspiring.

Why are Denver and Austin your targets for expansion?

Both cities fit a profile that we feel strongly supports a Meow Wolf exhibition. These are younger cities with young families who are looking for new and creative adventures.

Both communities have shown a ton of excitement and support for us, and this energy has pushed the conversations forward for us.

What is your vision for the next five to ten years?

We're planning to grow Meow Wolf into multiple major markets, create traveling exhibitions, produce merchandise that will be shipped around the world, and develop pieces of entertainment content for television, film, and the web. We want to grow into a billion company.

We believe Meow Wolf can become the leading emerging creative brand.

What do you see as your competition?

We would love to see Meow Wolf in every town, and we're not going to be able to get to every town right away. If people have good ideas and can do sensible, creative things together, we embrace it. We've already had people contact us and send us media clips where we've been cited as the inspiration for community-based art. Sometimes it's done with great equanimity. We'd rather see people be thinking about creativity and community spaces than not. We welcome the competition. We think of this more as entertainment, and more of this happening around the world will only lead to better things.

There have been other successes with similar businesses. This is a very nascent field as an industry. Sleep No More in New York has been incredibly successful. They've raised investment as well as had critical acclaim. The challenge there is that it's a very small experience limited to around 100 people a night. Their ticket prices are also sky high. You can only go if you can afford it. We would rather make a bunch of people be able to enjoy a unique experience and have as many people as possible there to share it together.

Why are you crowdfunding?

We value democracy. We value participation. We value our fans. This is a community effort. Crowdfunding really appeals to that sentiment.

We want to give space for smaller investors who may not fit the normal investor profile.

How fast do you hope to expand?

We want to open at least two major markets in the next five years. We will also design multiple traveling exhibitions which will tour over the next five years. Additionally, we will build out an entertainment company and merchandising arm.

Meow Wolf is a rocket ship. Come join us.

ASK A QUESTION

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ASK QUESTION

Tatjana Long FINANCIAL STAKEHOLDER Jul 15

I am confused and concerned by the response "There is not currently a way for shareholders to sell their shares, and Meow Wolf is not currently promising any way to sell them in the future." So how are we share holders/investors if we don't have the option to sell at a later date? Normally when buying stocks we have the option to sell at any time. So how does this work? Why is their no option to sell? What happens down the road?



Vince Kadlubek CEO FOUNDER Jul 15

This is an investment as explained on this page and on our Form C docs. This is not an IPO, this not publicly traded stock. We are selling shares of our early stage company, and there are many scenarios that may play out down the road. We are legally unable to promise any given scenario. If you are buying shares in our company, it is because you are happy with the current share price and want to be a shareholder as we grow.

We aren't saying that there won't ever be an opportunity to sell or recoup. We are simply saying that as of today, we are not promising anything.

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Drew Tulchin CFO EMPLOYEE Jul 15

Hi Tatjana, This is a very reasonable question. Our lawyers have instructed us with this answer as the most conservative, legal response to provide. Meow Wolf is a start-up company and our shares are 'il-liquid', so there is no ready exit at this time. Companies like Apple are public and you can buy/sell anytime.
We are offering investors common shares of equity, which is the same as we have as founders and employees. That way, our welfare is all aligned towards the same goals. We want to be realistic to those of you interested in investing in us. And, we want you to be clear about all the risks. tx dt

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Liv Leigh Jun 28

For the $2500 investment perk, can we initiate the year membership at the date of our choosing?

Drew Tulchin CFO EMPLOYEE Jun 28

Yes.

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MORE QUESTIONS

RISKS SPECIFIC TO MEOW WOLF

1. Insufficient Capital. The Company's capital is limited. Unless a substantial amount is raised in the Offering, the Company may be unable to establish the Studio (as defined in Question 9 below) and carry out its business plan according to the timeline detailed herein. The Company may also be unable to establish the Studio and carry out its business plan as a result of cost overruns, construction delays or other unforeseen circumstances. If such circumstances occur, there can be no assurance that other funds will be available or available on acceptable terms for the establishment of the Studio and the other expenses that will be incurred in carrying... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Meow Wolf is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min **INVEST**

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?



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Drew Tulchin

CFO at Meow Wolf

Meow Wolf • University of Washington, Michael G. Foster School of Business

Santa Fe, New Mexico • 500+

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Meow Wolf, www.meowwolf.com is an interactive arts exhibition company. We are a Delaware registered B Corp with headquarters in Santa Fe, NM. 100+ artists took over a bowling alley and created an immersive arts exhibit, playgr...

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Damian Taggart

Chief Business Development Officer at Meow Wolf

Meow Wolf • University of New Mexico

Santa Fe, New Mexico Area • 500+

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Damian is founder of Mindshare Labs Inc, a software development, design and consulting agency. Mindshare Labs won Small Business of the Year in 2014 from the Santa Fe Chamber of Commerce. Damian serves the Cit... See more

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Chief Business Development Officer
Meow Wolf
Sep 2016 – Present • 10 mos
Santa Fe, New Mexico Area

Create value for the company, plan and execute business strategy, project management, manage the improvements to web infrastructure through a broad and exhaustive knowledge of Meow Wolf's business. As Chief Business Development Officer I work with the team to identify new opportunities for revenue and company growth as well as requirements for product/market development coordinated with internal creators. Including creation of subsidiary business plans, projects and processes, working together with established Meow Wolf relationships, partners, investors; identifying new market potential and strategies for entering new markets, building proposals, pitch decks, improving internal business processes.

Founder / President
Mindshare Labs, Inc.
Jul 2006 – Present • 11 yrs
Santa Fe, New Mexico Area

Mindshare Labs, Inc. is an award-winning, full service web development and design agency focused on responsive web design and mobile application development, branding, and internet consulting. We provide captivating interactive solutions that increase brand recognition and organizational effectiveness.

Economic Development Review Committee (EDRC)
City of Santa Fe
Jan 2014 – Present • 3 yrs 6 mos
Santa Fe, New Mexico Area

Committee on Business and Quality of Life (CBQL)
City of Santa Fe
Jan 2014 – Aug 2016 • 2 yrs 8 mos

Multimedia Specialist
CNM - Central New Mexico Community College
Apr 2004 – Jul 2006 • 2 yrs 4 mos
Albuquerque, New Mexico Area

Create promotional and instructional materials in Web, video, and computer-based training CD-ROM. Participate in video streaming projects. Design Web sites in accordance with departmental or project needs. Advise and train faculty and staff in technical and design issues of media, computer applications, Web page design and distance learning. Present projects to deans and faculty and at conferences. Research new technologies and recommend purchase of computer software and hardware.

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University of New Mexico
Bachelors, Media Arts and English
1998 – 2003

Graduated cum laude with an interdisciplinary degree from UNM.

Humboldt State University
2000 – 2001

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Business Regulation Work Group
City of Santa Fe
Dec 2014 – Aug 2016 • 1 yr 9 mos
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Peter Zandan

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Hill and Knowlton Strategies • The University of Texas at Austin - The Red McCombs School of Business

Austin, Texas • 500+

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Global Vice Chairman
Hill and Knowlton Strategies
Jan 2011 – Present • 6 yrs 6 mos
Greater New York City Area

Advisor - Data Science
Quantified Communications
Jan 2010 – Present • 7 yrs 6 mos
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Rockway Partners
2005 – Present • 12 yrs
Austin, Texas

Seed and early stage investments in Klout, Next Big Sound, Quantified Communications, ESP Solutions, Trust Radius, M87, True Ventures and others.

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Jan 1998 – Present • 19 yrs 6 mos
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Jan 2009 – Jan 2012 • 3 yrs 1 mo
Greater Denver Area

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The University of Texas at Austin - The Red McCombs School of Business
MBA/PhD, Marketing/Evaluation Research
1978 – 1983

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University of Massachusetts, Amherst

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Stewart Alsop

Venture Investor

Alsop Louie Partners • Occidental College

San Francisco Bay Area • 500+

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Started a venture capital firm with Gilman Louie, formerly of In-Q-Tel, in 2006. Combined my 15+ years of business journalism and punditry with 10 years of investment experience at NEA.

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